                                     EXHIBIT 10.1

                             LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT is dated as of July 30, 1998 and entered into among HARMONY HOLDINGS, INC., a Delaware corporation ("Holdings") with its principal place of business at 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401, HARMONY PICTURES, INC., a Delaware corporation ("Harmony" and "Harmony Group Agent") with its principal place of business at 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038, THE END, INC., a California corporation ("The End" and "The End Group Agent") with its principal place of business at 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212, and 435 Hudson Street, Suite 400, New York, New York 10014 until, 8/31/98, and thereafter at 75 Varick Street, 16th Floor, New York, New York, CURIOUS PICTURES CORPORATION, a New York corporation ("Curious" and "Curious Group Agent") with its principal place of business at 440 Lafayette Street, 6th Floor, New York, New York 10003 and 1360 Mission Street, 2nd Floor, San Francisco, California 94103, PURE FILM, INC., a California corporation ("Pure") with its principal place of business at 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038, MELODY FILMS, INC., a Delaware corporation ("Melody") with its principal place of business at 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038, LEXINGTON FILMS, INC., a California corporation ("Lexington") with its principal place of business at 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038, SERIAL DREAMER FILMS, INC., a California corporation ("Serial Dreamer") with its principal place of business at 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212, THE BEGINNING ENTERTAINMENT, INC., a California corporation ("The Beginning") with its principal place of business at 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212, THE MOMENT FILMS, INC., a California corporation ("The Moment") with its principal place of business at 8060 Melrose Avenue, 4th Floor, Hollywood, California
90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212, GIGANTIC ENTERTAINMENT, INC., a California corporation ("Gigantic") with its principal place of business at 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212, FURIOUS PICTURES CORPORATION, a New York corporation ("Furious") with its principal place of business at 440 Lafayette Street, 6th Floor, New York, New York 10003 and DELIRIOUS PICTURES CORPORATION, a New York corporation ("Delirious") with its principal place of business at 440 Lafayette Street, 6th Floor, New York, New York 10003 (Holdings, Harmony, The End, Curious, Pure, Melody, Lexington, Serial Dreamer, The Beginning, The Moment, Gigantic, Furious and Delirious are each individually and collectively referred to as "Borrower" or "Borrowers") and HELLER FINANCIAL, INC. a Delaware corporation, with offices at 500 West Monroe Street, Chicago, Illinois 60661 ("Lender").

     The parties agree as follows:

                              SECTION 1.  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

     "ACCOUNTS" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

     "ACQUISITION" means, with respect to the Borrower and its Subsidiaries (unless otherwise indicated) whether by means of a purchase, merger, consolidation, assignment or other transaction, and whether in one transaction or a series of transactions, (a) any acquisition of any other Person, which Person shall become consolidated with the Borrower (or other acquiring Person) in accordance with GAAP, or (b) any acquisition of all or any substantial part of the assets of any other Person, pertaining to the purchase of assets or ownership interests primarily involved in a business as permitted to be conducted by the Borrower or its Subsidiaries by Section 6.6.

     "ACTING AGENT" means, individually or collectively, the Harmony Group Agent, The End Group Agent and Curious Group Agent.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower or which has an officer who is also an officer of Borrower.

     "AGREEMENT" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

     "ANIMATION" means animated television commercials and animated music videos.

     "ASSUMPTION AGREEMENT" means that certain Assumption Agreement as set forth in Exhibit A attached hereto.

     "BASE RATE" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks located in New York City, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

     "BORROWER'S ACCOUNTANTS" means the independent certified public accountants selected by Borrower and reasonably acceptable to Lender, which selection shall not be modified during the term of this Agreement without Lender's prior written consent.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California, New York, Illinois, Minnesota and Pennsylvania, or is a day on which banking institutions located in any such state are closed.

     "CURIOUS GROUP AGENT" means Curious Pictures Corporation as Acting Agent for Furious Pictures Corporation and Delirious Pictures Corporation.

     "DEFAULT" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

     "EBITDA" means, with respect to Borrowers on a consolidated basis for any period, the net income for such period, the sum of (a) income taxes, (b) interest expenses for such period determined in accordance with GAAP, and (c) depreciation and amortization expense.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of SECTION 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six(6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

     "ENVIRONMENTAL CLAIMS" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

     "ENVIRONMENTAL LAWS" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "EQUIPMENT" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA AFFILIATE", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of SECTION 414(b) AND (c) of the IRC.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Lender from three Federal funds brokers of recognized standing selected by Lender.

     "FIXED CHARGE COVERAGE RATIO" means, for any twelve month period on a consolidated basis, EBITDA LESS non-financed capital expenditures DIVIDED by the sum of (a) interest PLUS (b) taxes PLUS (c) principal repayment of long term debt PLUS (d) mandatory dividends.

     "GROUP(S)" means each group of Borrowers represented by an Acting Agent.

     "HARMONY GROUP AGENT" means Harmony Pictures, Inc. as Acting Agent for Pure Film, Inc., Melody Films, Inc., and Lexington Films, Inc.

     "HAZARDOUS MATERIAL" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

     "INITIAL ADJUSTMENT DATE" means the first day following the first two full fiscal quarters after the closing date.

     "INTELLECTUAL PROPERTY" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "INTEREST RATE MARGIN" means from the closing date to the Initial Adjustment Date, the Interest Rate Margin shall be the per annum rate of 1.5% plus the Base Rate, from the Initial Adjustment Date and annually thereafter, the Interest Rate Margin shall be adjusted to be the Interest Rate Margin based on the Fixed Charge Coverage Ratio for the most recent fiscal year end, as reflected in such audited financial statements, expressed as a per annum rate of interest as follows:


          If the Fixed Charge                    then the Interest
          Coverage ratio is:                      Rate Margin is:
          ------------------                      ---------------
          Less than 1.00                               1.5%

          Equal to 1.00 but less than 1.20             1.25%

          Equal to or greater than 1.20                1.00%



     "INVENTORY" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "LOAN" or "LOANS" means an advance or advances under the Revolving Loan, the Term Loan or under any Note.

     "LOAN DOCUMENTS" means this Agreement, all Notes, all guaranties, all mortgages and deeds of trust, all subordination agreements or intercreditor agreements, all Assumption Agreements and all other instruments, documents, notes and agreements executed by or on behalf of Borrower or any guarantor and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "LOAN PARTY" means Borrower and any other Person (other than Lender) which is or becomes a Party to any Loan Document.

     "LOAN YEAR" means each period of twelve (12) consecutive months commencing on the closing date and on each anniversary thereof.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Lender to enforce its security interests or collect any of the Obligations.

     "NON-ANIMATION" means live action television commercials and live action music videos.

     "NOTES" mean the Term Note and all other promissory notes made by Borrower to the order of Lender concurrently herewith or at any time hereafter.

     "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender whether under the Loan Documents or otherwise, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

     "PERMITTED LIENS" means, as applied to any Person, (1) the security interests granted to Lender by Borrower, (2) those disclosed in writing by the Acting Agents and Holdings to Lender as of the closing date, and (3) the interests of Borrowers under operating leases and purchase money liens of Borrowers under capital leases, so long as the lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, in an aggregate amount not to exceed $100,000 per fiscal year for all Borrowers, collectively, without the prior written consent of Lender or pursuant to SUBSECTION 6.2.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "REPRESENTATIVE" means the Chief Financial Officer of Harmony Holdings, Inc., and/or the Controller of Harmony Holdings, Inc., said offices are currently held by Patrick D. Grinde and Monica Underwood respectively.

     "REVOLVING LOAN" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TERM LOAN" means the outstanding balance of the term loan made pursuant to SUBSECTION 2.1(A).

     "TERM LOAN FUNDING DATE" means a date prior to September 30, 1998 on which the following have occurred: Holdings has delivered to Lender in form and substance acceptable to Lender (1) audited financial statements, consolidated and by each subsidiary of Holdings, indicating that Holdings' consolidated net income (loss) is within 80% of its 1998 projected net income (loss), and (2) a forced liquidation value desktop appraisal by an appraiser acceptable to Lender of all Borrowers' fixed assets.

     "THE END GROUP AGENT" means The End, Inc. as Acting Agent for The Beginning Entertainment, Inc., The Moment Films, Inc., Serial Dreamer Films, Inc., and Gigantic Entertainment, Inc.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

     1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with generally accepted accounting principles ("GAAP"). When used herein, the term "financial statements" shall include the notes and schedules thereto. Financial statements furnished to Lender shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.

                        SECTION 2.   LOANS AND COLLATERAL

     2.1  LOANS.

     (A) TERM LOAN. Lender, in its sole and absolute discretion, shall make a term loan, on the Term Loan Funding Date in the principal amount of $500,000.00 (the "Term Loan"). The Term Loan shall be funded in one drawing. Amounts borrowed under this SUBSECTION 2.1(A) and repaid may not be reborrowed. The Acting Agents shall make principal payments for their Groups in the amounts of the applicable Scheduled Installment of the Term Loan (or such lesser principal amount as shall then be outstanding) on the dates and in the amounts set forth below.

     "Scheduled Installment" means, for each date set forth below, the amount set forth opposite such date.

         Date                               Scheduled Installment
         ----                               ---------------------
         November 1, 1998 and the
         first day of each subsequent
         month through and including
         July 1, 2001.                      $2,777.78 each by each Acting Agent
                                            for a total monthly installment of
                                            $8,333.34

         July 31, 2001                      $225,000.01 in total



     (B)  TERM NOTES].   Borrower shall execute and deliver to Lender with
     appropriate insertions a promissory note to evidence the Term Loan (the "TERM NOTE"). In the event of an assignment under subsection 8.12, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Term Notes to reflect the interest held by the assigning Lender and its assignee.

     (C) REVOLVING LOAN. Upon an Acting Agent's or Representatives request made at any time during the term of this Agreement, Lender may, in its sole and absolute discretion, make advances to an Acting Agent or Representative on behalf of any Borrower ("REVOLVING ADVANCES") in an aggregate amount up to the lesser of for each Group (1) (a) 85% of the aggregate outstanding amount of Non-Animation Eligible Accounts, and (b) 50% of the aggregate outstanding amount of Animation Eligible Accounts, or (2) in the aggregate amount of (a) $4,500,000, or (b) after the Term Loan Funding Date, $5,000,000 if the Term Loan has not been advanced (the "MAXIMUM REVOLVING LOAN AMOUNT").

     (1)  Eligible Collateral.

     "ELIGIBLE ACCOUNTS" means, as at any date of determination, the aggregate of all Accounts that Lender, in its sole judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

               (a) Accounts which, at the date of issuance, were payable more than 120 days after the date of issuance;

               (b) Accounts which remain unpaid for more than 90 days after the due date specified in the original invoice or for more than 120 days after invoice date if no due date was specified;

               (c) Accounts due from any account debtor if more than 50% of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than 90 days after due date or 120 days after invoice date if no due date was specified;

               (d) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower and Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

               (e) Accounts due from an account debtor whose principal place of business is located outside the United States of America, unless such Account is backed by a letter of credit in form and substance and issued by a bank acceptable to Lender;

               (f) Accounts due from an account debtor which Lender has determined does not have a satisfactory credit standing;

               (g) Accounts with respect to which the account debtor is the United States of America, unless Borrower has, with respect to such accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C.
Section 3727 et seq.), any state or any municipality, or any department, agency or instrumentality thereof;

               (h) Accounts with respect to which the account debtor is a Borrower, an Affiliate of any Borrower or a director, officer, agent, or employee of any Borrower or any of its affiliates;

               (i) Accounts with respect to which there is any unresolved dispute with the respective account debtor;

               (j) Accounts with respect to which Lender does not have a valid first priority and fully perfected security interest or Accounts that are subject to any claim, lien, security interest or encumbrance, except those in favor of Lender;

               (k) Accounts with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding;

               (l) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate an amount equal to 25% of the aggregate of all Accounts at said date, PROVIDED Lender may advance against such Accounts in excess of such 25% limit to the extent that the credit worthiness of such account debtor is established by an industry standard credit report satisfactory to Lender in its sole discretion.

               (m) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

               (n) Accounts with respect to which the account debtor is located in New Jersey or Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

               (o) Accounts which comprise the initial 50% advance billing of an Animation produced by Curious Group; and

               (p)  Accounts due from The Partner Film Co.

          (2) BORROWING MECHANICS. On any day when a Borrower, or any one of them, desires a Revolving Advance, the Borrower's respective Acting Agent or a Representative shall give Lender telephonic notice of the proposed borrowing by 12:00 p.m. Central time. Any such telephonic notice shall be confirmed in writing on the same day. Lender shall not incur any liability to Borrower, Acting Agent, and/or Representative for acting upon any telephonic notice Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith. Lender will not make any Revolving Advance pursuant to any telephonic notice unless Lender has also received the most recent Borrowing Base Certificate and all other documents required pursuant to the Reporting Addendum by 12:00 p.m. Central time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as the Acting Agent may from time to time designate to Lender in writing.

          (D) NOTE[S]. Borrower shall execute and deliver to Lender such Notes as Lender may request in its sole discretion to evidence the Obligations, for the Term Note, substantially in the form of Exhibit C attached hereto.

     2.2  INTEREST.

          (A) RATE OF INTEREST. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) Interest Rate Margin plus the Base Rate with respect to the Revolving Loan, and (ii) Interest Rate Margin plus the Base Rate with respect to the Term Loan (the "INTEREST RATE"). After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at Lender's option, bear interest at a rate per annum equal to 2.0% plus the Interest Rate (the "DEFAULT RATE").

          (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and shall be payable to Lender monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Any publicly announced change in the Base Rate shall result in an adjustment to the Interest Rate on the day such change takes effect.

          (C) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.3  FEES.

          (A) CLOSING FEE. Borrower shall pay to Lender on the closing date, a closing fee in the amount of $35,000 which fee shall be fully earned, due and payable upon the execution and delivery of this Agreement.

     (B) COMMITMENT FEE. Borrower shall have paid prior to the closing date and Lender shall have earned a non-refundable Commitment Fee of $35,000.
On or after the closing date, the Commitment Fee shall be applied to the closing fee.

          (C) UNUSED LINE FEE. Borrower shall pay to Lender, a fee in an amount equal to .375% per annum multiplied by the amount equal to
          (a) (i) $4,500,000 or (ii) after the Term Loan Funding Date, $5,000,000 less (b) the sum of the average daily balance of the Revolving Loan during the preceding month, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the closing date during the term of this Agreement, including all Renewal Terms.

          (D) COLLATERAL MANAGEMENT FEE. Borrower shall pay to Lender a quarterly collateral management fee in an amount equal to $2,500.00, payable quarterly in arrears on the first day of each quarter following the closing date during the term of this Agreement, including all Renewal Terms.

          (E) EXAMINATION FEE. Borrower shall pay to Lender an examination fee for each examination equal to $750.00 per examiner per day or any portion thereof together with out-of-pocket expenses. Exam fees for review of the books and records of Harmony, The End and Curious will be limited to the aggregate of $25,000 per annum, provided no Event of Default has occurred. Exams will be conducted on a quarterly basis.

          (F) LATE REPORTING FEE. Borrower shall pay to Lender a late reporting fee in an amount equal to $25.00 per document per day for each Business Day, after a one (1) day grace period any report, financial statement, schedule or other document required by this Agreement, to be delivered to Lender, as more fully set forth on the Reporting Addendum, is past due. The collection of such late reporting fee shall not constitute a waiver by Lender of any Default or Event of Default resulting from the Acting Agent's and Holdings' failure to deliver such items on a timely basis, or in any way affect or impair Lender's right to impose the Default Rate as a result thereof.

          (G) OTHER FEES AND EXPENSES. Borrower shall pay to Lender, all charges for returned items and all other bank charges incurred by Lender, as well as Lender's standard wire transfer charges for each wire transfer made under this Agreement.

     2.4  PAYMENTS AND PREPAYMENTS.

     (A) MANNER AND TIME OF PAYMENT. Borrower hereby authorizes Lender, in its sole discretion, to charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Lender's books and records. If Lender elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower or the Acting Agents with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Lender hereunder shall, unless otherwise directed by Lender, be made by wire transfer to Lender's account, ABA No. 0710-0001-3, Account No. 5590116 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference:  Heller

Commercial Funding for the benefit of Harmony Holdings, Inc., Harmony Pictures, Inc., and as the Harmony Group Agent; The End, Inc., and as The End Group Agent; and Curious Pictures Corporation, and as the Curious Group Agent;. Proceeds remitted to Lender shall be credited to the Obligations on the same Business Day such proceeds were received; PROVIDED HOWEVER, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the third Business Day thereafter.

     (B) MANDATORY PREPAYMENTS. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, the Acting Agents, on behalf of the Borrowers, shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

          (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. The Obligations may only be prepaid or repaid in full and not in part (other than prepayments of the Revolving Loan which do not terminate this Agreement or prepayments permitted under any Note). Borrower may, at any time upon not less than three Business Days' prior notice given by the Acting Agents to Lender, prepay the Obligations and
          terminate this Agreement.   If Borrower voluntarily prepays the
          Obligations in full (other than voluntary prepayments of the Revolving Loan which do not terminate this Agreement), prior to the Termination Date, Borrower, at the time of prepayment, shall pay to Lender, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying the applicable percentage set forth below by (1) in the case of a prepayment in full of the Obligations, the outstanding balance of the Term Loan at the date of such prepayment plus $4,500,000, or $5,000,000 if the Term Loan has not yet been advanced, or (2) in the case of a prepayment in full of the Revolver Loan only the amount of such prepayment: 2.0% upon a prepayment during the first Loan Year; 1.0% upon a prepayment during the second Loan Year; and 0.0% upon a prepayment during the third Loan Year, and during any Renewal Term (as defined below).

     (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

     2.5 TERM OF THIS AGREEMENT. This Agreement shall be effective until July ___, 2001 (the "ORIGINAL TERM") and shall automatically renew from year to year thereafter (each such year a "RENEWAL TERM") unless terminated by the Acting Agents and/or Holdings giving to Lender or Lender giving to the Acting Agents and/or Holdings not less than 60 days prior written notice of its intention to terminate at the end of the Original Term or at the end of any Renewal Term or upon repayment of all Obligations or as otherwise provided for herein (the "TERMINATION DATE"). Upon termination (whether on the Termination Date or otherwise) all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, certain of Lender's and Borrower's agreements and obligations shall survive such terminations as set forth in SUBSECTION 8.6.

     2.6 STATEMENTS. Lender shall render a monthly statement of account to the Acting Agents and Holdings within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated and the Acting Agents and Holdings shall have fully and irrevocably waived all objections to such statements and the contents thereof unless the Acting Agent and Holdings makes written objection thereto within thirty (30) days from the date such statement is mailed to the Acting Agent and Holdings.

     2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in all personal and real property of Borrower whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL") including, without limitation:
(A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated), security accounts, securities entitlements, commodity contracts and commodity accounts; (I) Intellectual Property; (J) all deposit accounts of Borrower maintained with any bank or financial institution;
(K) all cash and other monies and property of Borrower in the possession or under the control of Lender or any lender participant in any of the Loans; (L) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (M) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

     2.8  JOINT AND SEVERAL LIABILITY.

     (A) Holdings, Harmony, The End, Curious, Pure, Melody, Lexington, Serial Dreamer, The Beginning, The Moment, Gigantic, Furious and Delirious hereby, jointly and severally, promise to pay in full to Lender the Obligations, including without limitation the principal amount of all Loans, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement.

     (B) Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by Lender to the other Borrowers hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to each Borrower. Each Borrower acknowledges that any notice given by Lender to any other Borrower or any Acting Agent shall be effective with respect to each Borrower. Each Borrower shall be entitled to subrogation and contribution rights from and against any other Borrower to the extent such Borrower is required to pay to Lender any amount in excess of the Loans hereunder used directly by such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of paragraph (C) below. The provisions of this paragraph (B) shall in no way limit the obligations and liabilities of any Borrower and each Borrower shall remain liable to Lender for the full amount of the Obligations.

     (C)  No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Documents, until all amounts owing to Lender on account of the Obligations are paid in full
and this Agreement is terminated.   If any amounts shall be paid to any Borrower
on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for Lender, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to Lender in the exact form received by such Borrower (duly endorsed by such Borrower to Lender, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

     2.9  DESIGNATION OF ACTING AGENT.   Each of the Borrowers hereby designates
the Acting

Agent or Representative designated for its Group to act as its agent and representative for all purposes hereunder and under any Loan Document. Each Group shall have the right to change the identity of its Acting Agent upon notice to, and with the written consent of Lender.

                          SECTION 3.  CONDITIONS TO LOANS

The making of Loans by Lender on the closing date and on each funding date of a Revolving Advance are each subject to satisfaction of all of the conditions, agreements and covenants set forth in this Agreement and all of the conditions set forth in the Conditions Rider, attached hereto.

                SECTION 4.  BORROWER'S REPRESENTATIONS, WARRANTIES
                          AND CERTAIN COVENANTS

     To induce Lender to enter into the Loan Documents, and to make and to continue to make Loans and/or provide other financial accommodations to or on behalf of Borrower, each Borrower represents, warrants and covenants (as applicable) to Lender that the following statements are and will be true, correct and complete and shall remain so for so long as this Agreement shall be in effect and until payment in full of all Obligations.

     4.1 DUE INCORPORATION, QUALIFICATION AND AUTHORIZATION. Holdings, Harmony and Melody are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The End, Pure, Lexington, Serial Dreamer, The Beginning, The Moment and Gigantic are corporations duly organized, validly existing and in good standing under the laws of the State of California; and Curious, Furious and Delirious are corporations duly organized, validly existing and in good standing under the laws of the State of New York. Each Borrower has the corporate power and authority to own its properties and to carry on its business as presently conducted. Holdings is duly qualified and in good standing as a foreign corporation authorized to transact business in the States of California and Minnesota; and Curious and Harmony are duly qualified and in good standing as foreign corporations authorized to transact business in the State of California and any other jurisdiction where the conduct of Borrower's business and the location of the Collateral of Borrower's properties requires such business qualification. The End is in the process of becoming duly qualified and in good standing as a foreign corporation authorized to transact business in the State of New York. The execution, delivery and performance of this Agreement and the Loan Documents have been duly authorized and are not in contravention of any applicable law, Borrower's corporate charter or by-laws or any other formation document or any agreement or order by which each Borrower is bound; Borrower is not, to the best of Borrower's knowledge, in violation of any law, ordinance, rule, regulation, order or other requirement of any government or any instrumentality or agency thereof.

     4.2 DUE FINANCIAL CONDITION. All financial statements concerning each Borrower and their Subsidiaries which have been or may hereafter be furnished by Borrower, the Acting Agents and/or Holdings and its Subsidiaries to Lender have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved and do or will present fairly each Borrower's financial condition as at the dates thereof and the results of its operations for the periods then ended.

     4.3 ACCOUNT WARRANTIES AND COVENANTS. As to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no rights of cancellation, setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any return, deduction or discount (other than the discount stated on the invoice); Borrower is the lawful owner of the Account and has the right to assign the same to Lender; the Account is free of all security interests, liens, claims and encumbrances other than those in favor of Lender, and the Account is due and payable in accordance with its terms. No credits or allowances will be issued, granted or allowed by Borrower to account debtors and no returns will be accepted without Lender's prior written consent; PROVIDED HOWEVER, until the earlier of (i) the occurrence of a Default or Event of Default or (ii) such time as Lender notifies Holdings or an Acting Agent to the contrary, Borrower may presume consent. The Acting Agents and Holdings will immediately notify Lender in the event that an account debtor alleges any dispute or claim with respect to an Account or of any other circumstances known to any Borrower that may impair the validity or collectibility of an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, neither Borrower nor any Acting Agent shall, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     4.4 NAMES AND LOCATIONS. Each Borrower currently conducts business or during the past five years conducted business under the following names, trade names, fictitious names and business names. The location of each of Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of Borrower and all Collateral locations are as set forth below:


     HOLDINGS:

LOCATIONS
Principal Place of Business: 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Books and Records:  Same as principal place of business and the following:
Harmony Holdings, Inc., Curious Pictures Corporation, Furious Pictures Corporation and Delirious Pictures Corporation at 440 Lafayette Street, 6th Floor, New York, New York 10003; Curious Pictures Corporation at 1360 Mission Street, 2nd Floor, San Francisco, California 94103 Harmony Pictures, Inc., Lexington Films, Inc., Melody Films, Inc., and Pure Film, Inc. at 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038; The End, Inc., Serial Dreamer Films, Inc., The Beginning Entertainment, Inc. The Moment Films, Inc., and Gigantic Entertainment, Inc. at 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212; The End, Inc. at 435 Hudson Street, Suite 400, New York, New York 10014 until 8/31/98, and thereafter at 75 Varick Street, 16th Floor, New York, New York 10006.
     Other:                   None

TRADENAMES
None


     HARMONY:

LOCATIONS
Principal Place of Business: 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     THE END:

LOCATIONS
Principal Place of Business: 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98 and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212 435 Hudson Street, Suite 400, New York, New York 10014 until 8/31/98, and thereafter at 75 Varick Street, 16th Floor, New York, New York

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     CURIOUS:

LOCATIONS
Principal Place of Business: 440 Lafayette Street, 6th Floor, New York, New York 10003 and 1360 Mission Street, 2nd Floor, San Francisco, California 94103

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
Curious Toys


     PURE:

LOCATIONS
Principal Place of Business: 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     MELODY:

LOCATIONS
Principal Place of Business: 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None

     LEXINGTON:

LOCATIONS
Principal Place of Business: 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     SERIAL DREAMER:

LOCATIONS
Principal Place of Business: 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98, and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     THE BEGINNING:

LOCATIONS
Principal Place of Business: 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98, and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     THE MOMENT:

LOCATIONS
Principal Place of Business: 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98, and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     GIGANTIC

LOCATIONS
Principal Place of Business: 8060 Melrose Avenue, 4th Floor, Hollywood, California 90046 until 8/31/98, and thereafter at 433 South Beverly Drive, Beverly Hills, California 90212

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None


     FURIOUS:

LOCATIONS
Principal Place of Business: 440 Lafayette Street, 6th Floor, New York, New York 10003

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None_

TRADENAMES
None


     DELIRIOUS:

LOCATIONS
Principal Place of Business: 440 Lafayette Street, 6th Floor, New York, New York 10003

Books and Records: Same as principal place of business and 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401

Other:    None

TRADENAMES
None

Such locations are Borrower's sole locations for its business and the Collateral. The Acting Agents and Holdings and any other Borrower will give Lender at least 30 days advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) any change of principal place of business, (c) any change in the location of such party's books and records or the Collateral, or (d) any new location for such Person's books and records or the Collateral.

     4.5 TITLE; LIENS; OPERATION OF BUSINESS. Borrower has and will continue to have good, marketable and legal title to the Collateral, free and clear of all liens, claims, security interests or encumbrances, except for Permitted Liens. Borrower maintains and shall continue to maintain complete and accurate records with respect to all of its assets. Borrower maintains and shall continue to maintain all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

     4.6 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against or affecting Borrower, guarantor of the Obligations, its officers, directors or affiliates or any of Borrower's property and there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against Borrower or any of Borrower's property, except as set forth in Schedule 4.6 attached hereto.

     4.7 PAYMENT OF TAXES. All material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by Borrower and each of its Subsidiaries have been paid when due. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes and will, upon request, furnish Lender with proof satisfactory to Lender that Borrower has made such required payments or deposits. As of the closing date, none of the income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed against Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP. The federal tax identification number for each Borrower is as follows:


               Borrower Name                    TAX ID #
               -------------                    --------
       Harmony Holdings, Inc.                  95-4333330
       Harmony Pictures, Inc.                  95-4266372
       The End, Inc.                           95-4433134
       Curious Pictures Corporation            13-3696930
       Pure Film, Inc.                         95-4658917
       Melody Films, Inc.                      95-4266370
       Lexington Films, Inc.                   95-4659774
       Serial Dreamer Films, Inc.              95-4669631
       The Beginning Entertainment, Inc.       95-1041790
       The Moment Film, Inc.                   95-4621314
       Gigantic Entertainment, Inc.            41-1912935
       Furious Pictures Corporation            13-3964472
       Delirious Pictures Corporation          13-3964473


     4.8 EMPLOYEE BENEFIT PLANS. Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Neither
Borrower nor any of its Subsidiaries shall establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment shall have a Material Adverse Effect.

     4.9 ENVIRONMENTAL COMPLIANCE. Each Loan Party has been, is currently, and will continue to remain in compliance with all applicable Environmental Laws. There are no claims, liabilities, liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

     4.10 ABILITY TO PAY DEBTS.   Borrower is now and shall be at all times
hereafter able to pay its debts as they become due and shall have sufficient capital to enable it to operate its businesses.

     4.11 DISCLOSURE. There is no event that has occurred nor any fact known by Borrower but not furnished to Lender, which will have or reasonably be expected to have a Material Adverse Effect.

     4.12 INSURANCE. Borrower maintains, and will continue to maintain adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrower. No notice of cancellation has been received with respect to such policies and Borrower is in compliance with all conditions contained in such policies. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations. In the event Borrower fails to provide Lender with evidence of the insurance coverage required by this Agreement, Lender may, after giving notice to the Acting Agents and/or Holdings with one (1) day to cure such lack of coverage, but is not required to, purchase insurance at Borrower's expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrower's interests.
The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.
The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

     4.13 ACCOUNTING METHODS; ACCESS TO ACCOUNTANTS. Borrower shall maintain its current method of accounting, as of the closing date, without modification. Borrower authorizes Lender to discuss the financial condition and financial statements of Borrower with Borrower's Accountants, and authorizes Borrower's Accountants to respond to all of Lender's inquiries and Borrower hereby waives the right to assert a confidential relationship, if any, it may have with Borrower's Accountants in connection with any information requested by Lender pursuant to or in accordance with this Agreement.

     4.14 INSPECTION. Lender shall have the right at any time during normal business hours to visit and inspect any of the properties of Borrower or any of its Subsidiaries, and, in conjunction with such inspection, to make copies and take extracts from any of their books and records therefrom.

     4.15 COLLECTION OF ACCOUNTS. Upon the occurrence of a Default or an Event of Default and until such Default is cured or such Default or Event of Default is waived in writing by Lender, Lender may, at any time, with or without notice to Borrower, notify all account debtors of Borrower that the Accounts have been assigned to Lender, and that Lender has a security interest in same; collect the Accounts directly, and add the collection costs and expenses to Borrower's loan account. Unless and until Lender collects the Accounts directly, or gives any Acting Agent or Holdings written instructions, all payments on Accounts shall be collected in the manner set forth in SUBSECTION 4.16 below.

     4.16 COLLECTION OF ACCOUNTS AND PAYMENTS. The Acting Agents, Holdings and Lender shall establish depository accounts ("Lender's Depository Accounts") with such banks as are acceptable to Lender and Borrower to which Borrower shall remit all payments on Accounts and to which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was received, whether by cash or check. Borrower, and any of its Affiliates, employees, agents, or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower. Borrower hereby agrees that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Lender's Depository Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender.

     4.17 YEAR 2000. Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower are able to interpret, store, transmit, receive and manipulate data involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lender, Borrower shall provide to Lender such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

               SECTION 5.   REPORTING AND OTHER AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, during the term of this Agreement and until payment in full of all Obligations, each Borrower shall perform all of the following:

     5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Holdings will deliver to Lender the financial statements and other reports listed on the Reporting Addendum attached hereto on the dates and in the manner set forth in such Reporting Addendum.

     5.2 APPRAISALS. From time to time, upon the request of Lender, the Acting Agents and/or Holdings will obtain and deliver to Lender, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Lender and Borrower, stating the then current fair market and forced liquidation values of all or any portion of the Collateral; PROVIDED HOWEVER, so long as no Default or Event of Default is continuing, Lender shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrower's expense.

     5.3 GOVERNMENT NOTICES. The Acting Agents and Holdings will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received by any Borrower from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.

     5.4 MAINTENANCE OF PROPERTIES. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5 COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business.

     5.6 FURTHER ASSURANCES. Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title, mortgages, deeds of trust, or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

     5.7 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     5.8  COVENANTS REGARDING FORMATION OF SUBSIDIARIES AND ACQUISITIONS.   At
the time of any Acquisition or the formation of any new Subsidiary of Harmony, The End, and/or Curious which is permitted under this Agreement, Holdings and its Subsidiaries, as appropriate, shall (a) provide to Lender an executed Assumption Agreement for such new Subsidiary, in substantially the form of Exhibit A, attached hereto, which shall constitute a Loan Document for purposes of this Agreement, as well as a warranties and representations document for such new Subsidiary, substantially in the form of Exhibit B attached hereto, together with appropriate attachments; (b) have the new Subsidiary execute and deliver to Lender, UCC Financing Statements for all appropriate jurisdictions to perfect Lender's first priority security interest; and (c) provide all other documentation, including an opinion of counsel in form and substance satisfactory to Lender with respect to such Acquisition, or the formation of such Subsidiary, becoming a Borrower under this Agreement (and, in connection with an Acquisition, a copy of the opinion of seller's counsel containing reliance language for the benefit of Lender). Any such document, agreement or instrument executed or issued pursuant to this Section 5.8 shall be a "Loan Document" for purposes of this Agreement.

                           SECTION 6.  NEGATIVE COVENANTS

     Each Borrower covenants and agrees that, during the term of this Agreement and until payment in full of all Obligations, Borrowers shall not:

     6.1 BOOK NET WORTH.

Permit Holdings' book net worth on a consolidated basis, at any time, to be less than $3,000,000.

     6.2 CAPITAL EXPENDITURE LIMITS. Make or incur any plant or fixed capital expenditure, or any commitment therefor, or purchase, which is not financed by third party financing, or lease any real or personal property or replacement equipment in excess of $500,000.00 in the aggregate for any fiscal year on a consolidated basis for Borrower, excluding all current real property leases and the Beverly Hills lease build out as set forth on schedule 6.2 attached hereto.

     6.3 COMPENSATION. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Holding's executives, officers, shareholders, and directors (or any relatives of each of the foregoing) and to these same executives, officers, shareholders and directors who hold similar positions with the other Borrowers, in an aggregate amount of $1,000,000 per fiscal year for the term of this Agreement. Each additional officer, executive, and director of Holdings' total compensation will be limited to an aggregate amount not to exceed $200,000 per fiscal year.

     6.4 INDEBTEDNESS AND LIABILITIES. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any indebtedness outside of the ordinary course of Borrower's business as presently conducted, except for renewals or extension of existing indebtedness (previously disclosed to Lender); PROVIDED HOWEVER, in no event shall Borrower prepay any indebtedness owing to any third party, other than the Obligations pursuant to SUBSECTION 2.4(C).

     6.5  TRANSFERS, NEGATIVE PLEDGES AND RELATED MATTERS.

          (A) TRANSFERS. Sell, lease, consign, assign or otherwise dispose of, or grant any option with respect to any of the assets of Borrower, except that Borrower may grant options pursuant to the agreements set forth on Schedule 6.5(A) attached hereto. Borrower shall notify Lender in writing when any Person exercises their option pursuant to the agreements set forth on Schedule 6.5(A).

          (B) NO NEGATIVE PLEDGES. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any lien, claim, security interest or encumbrance upon its properties or assets, whether now owned or hereafter acquired.

     6.6 INVESTMENTS, LOANS AND ACQUISITIONS. Make or permit to exist investments in or loans to any other Person, or make any Acquisition, except that so long as no Default or Event of Default then exists or would be caused thereby:

          (a) Borrower may make loans to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount, on a consolidated basis, not in excess of $600,000 at any time;

               (b) Borrower may make intercompany loans pursuant to SUBSECTION 6.11;

               (c) Borrower may make Acquisitions with the prior written consent of Lender provided:

                    (i) The assets to be acquired are appropriate for use in the business of Borrower or the Person to be acquired is engaged in a business substantially similar to Borrower's business;

                    (ii) Borrower shall have complied with the applicable provisions of subsection 5.8 hereof; and

                    (iii) Borrower shall have delivered to Lender updated financial projections (prepared in good faith and using assumptions reasonable under the circumstances) demonstrating that, after giving effect to such Acquisition (and the incurrence of any associated Indebtedness for money borrowed for such Acquisition consented to by Lender), compliance with all financial covenants under this Agreement is maintained from the date of such projections through the Termination Date.

     6.7  DISTRIBUTIONS.   Without the prior written consent of Lender, make any
distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except that Borrower may redeem or retire in the aggregate 10% of its publicly traded capital stock during the term of this Agreement, so long as no Default or Event of Default then exists or would be caused thereby.

     6.8 RESTRICTION ON FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation except between Children's Broadcasting Corporation and Holdings, and such transaction will not result in a diminution of net worth of Holdings and its Subsidiaries; (b) liquidate, wind-up, dissolve itself, or cease or suspend its business; (c) make any change in Borrower's financial structure or in any of its business operations; (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person other than as permitted by SUBSECTION 6.6;
(e) establish, create or acquire any new Subsidiary other than as permitted by SUBSECTION 6.6; or (f) without prior written notice to Lender, change its fiscal year or change its tax entity designation under the IRC.

     6.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of Borrower's business, as presently conducted, and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     6.10 BANK ACCOUNTS. Establish any new bank accounts without Lender's prior written consent, which consent will not be unreasonably withheld, or amend or terminate any blocked account or lockbox agreement without Lender's prior written consent.

     6.11 INTERCOMPANY ADVANCES.   Permit, so long as no Default or Event of
Default then exists or would be caused thereby, intercompany advances amongst all of the Borrowers to exceed in the aggregate (a) $500,000 for a single occurrence and/or (b) $2,000,000 to all Borrowers at any time after the closing date. Existing intercompany advances as set forth on Schedule 6.11 attached hereto totaling $_______________ as of July 31, 1998 will not exceed in the aggregate $___________ at any time during the term of this Agreement. Permit, so long as no Default or Event of Default then exists or would be caused thereby, intercompany advances amongst any other Subsidiaries or affiliates of Holdings (other than Borrowers) except for The End (London) Ltd. in an amount not to exceed in the aggregate $500,000 above the July 31 balance set forth on schedule 6.11 during the term of this Agreement.

                      SECTION 7.  DEFAULT, RIGHTS AND REMEDIES

     7.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events (each, an "EVENT OF DEFAULT"):

          (A) PAYMENT. Failure to make payment of any of the Obligations when due or declared due; or

          (B) FAILURE TO PERFORM. Failure of Borrower or any Loan Party to perform or comply with any term, condition, provision, covenant or agreement contained in the Loan Documents; or

          (C) DEFAULT IN OTHER AGREEMENTS. The existence of a default by Borrower in any material agreement to which Borrower is a party or by which Borrower or Borrower's property or assets are bound; or

          (D) BREACH OF WARRANTY. Any representation, warranty, certification, report or other statement made by any Loan Party in any Loan Document or in any statement, certificate or report at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E) CHANGE IN CONTROL. (a) Holdings shall fail to own, directly or indirectly, 99% of the capital stock of each of the other Borrowers, (b) Harmony shall fail to own 90% of the capital stock of each member of its Group, (c) The End shall fail to own 90% of the capital stock of each member of its Group, and
(d) Curious shall fail to own 90% of the capital stock of each member of its Group.

          (F) MATERIAL ADVERSE EFFECT. Any event which creates a Material Adverse Effect; or

          (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to any guarantor of the Obligations, Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any guarantor of the Obligations, Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is appointed; or

          (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Borrower or any of its Subsidiaries, or any guarantor of the Obligations, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or makes any assignment for the benefit of creditors; or

          (I) LEVY. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of Borrower's assets by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency; or

          (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, levy, or similar process is entered or filed against Borrower or any of its assets in an amount in any individual case in excess of $10,000 or an amount in the aggregate at any time in excess of $50,000; or

          (K) DISSOLUTION; INJUNCTION. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower, or enjoining, restraining or in any way preventing Borrower from conducting all or any material part of its business; or

          (L) LOSS OF GUARANTOR. Any guarantor of the Obligations dies, dissolves or liquidates, or the business of any such guarantor is suspended or terminated for any reason; or

          (M) FAILURE OF SECURITY. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral, or any of the Loan Documents ceases to be in full force and effect or is declared to be null and void; or

          (N) SUBORDINATED DEBT PAYMENTS. Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with Lender; or

          (O)  INTERCOMPANY ADVANCES.   Borrower makes any intercompany advances
other than those permitted in SUBSECTION 6.11.

     Notwithstanding anything contained in this SECTION 7 to the contrary, Lender shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in SUBSECTIONS 7.1(G), 7.1(I), AND 7.1(J) of this Agreement if, within 10 days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied.

     7.2 SUSPENSION OF LOANS. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender without notice or demand, may immediately cease making additional Loans or advances under this Agreement or any other agreement between Borrower and Lender. The foregoing shall in no way affect, limit, or waive Lender's sole and absolute discretion to make advances under this Agreement.

     7.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing SUBSECTIONS 7.1(G) OR 7.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and this Agreement shall thereupon terminate; PROVIDED HOWEVER, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to the Acting Agents and Holdings, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and Lender may terminate this Agreement; PROVIDED HOWEVER, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations.

     7.4 REMEDIES. Upon the occurrence of an Event of Default, in addition to and not in limitation of any other rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, all the rights and remedies of a secured party on default under the UCC and may also (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender; (b) require Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other Inventory of Borrower or in Borrower's possession and conspicuously label said returned Inventory as Lender's property; (c) withdraw all cash in any blocked account and apply such monies in payment of the Obligations; and (d) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral. Borrower agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, ten days notice to the Acting Agents and Holdings of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly.

     7.5 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Lender as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this

Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) upon the occurrence of a Default or an Event of Default, to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (f) upon the occurrence of a Default or an Event of Default, to notify the postal authorities to change the address for delivery of Borrower's mail to an address designated by Lender to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (g) to make, settle and adjust all claims and make all determinations and decisions with respect to Borrower's insurance policies. The appointment of Lender as Borrower's attorney-in-fact and Lender's rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations.

     7.6 LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or an Acting Agent or selected by Lender in good faith.

     7.7 LICENSE OF INTELLECTUAL PROPERTY. Borrower hereby assigns, transfers and conveys to Lender, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender.

     7.8 WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

     7.9 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity, and agrees that Lender may compromise, settle or release without notice to Borrower any accounts, documents, instruments, chattel paper and/or guaranties at any time held by Lender on which Borrower may in any way be liable. Borrower agrees to any extensions of time of payment or partial payment at, before or after termination of this Agreement.

     7.10 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                              SECTION 8  MISCELLANEOUS

     8.1 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; PROVIDED HOWEVER, no participant shall exercise such right without the prior written consent of Lender.

     8.2 EXPENSES AND ATTORNEYS' FEES. Borrower shall promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with (i) the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents, and (ii) the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (b) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Lender's rights in and to the Collateral; (c) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Lender's standard wire transfer fee; (d) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (e) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     8.3 INDEMNITY. In addition to the payment of expenses pursuant to SUBSECTION 8.2, Borrower shall indemnify, pay and hold Lender and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender to evaluate or monitor the Collateral, affiliates and attorneys of Lender and such holders (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other
Loan Documents (the "INDEMNIFIED LIABILITIES"); PROVIDED HOWEVER, Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

     8.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower or an Acting Agent therefrom, shall be effective unless the same shall be in writing and signed by Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     8.5 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

     If to Borrower:               HARMONY HOLDINGS, INC.
                                   724 First Street North, Fourth Floor
                                   Minneapolis , Minnesota 55401
                                   Attn:  James G. Gilbertson
                                   With a copy to: Lance W. Riley, Esq.
                                   Telephone No.: (612) 338-3300
                                   Telecopy No.: (612) 338-4318

                                   HARMONY PICTURES, INC. and
                                   as the HARMONY GROUP AGENT
                                   6806 Lexington Avenue, Ground Floor
                                   Attn:  James G. Gilbertson
                                   With a copy to: Lance W. Riley, Esq.
                                   Los Angeles, California  90038
                                   Telephone No.: (213) 960-1400
                                   Telecopy No.:  (213) 960-1415

                                   THE END, INC. and as THE END
                                   GROUP AGENT
                                   8060 Melrose Avenue, 4th Floor
                                   Hollywood, California  90046 -
                                   until 9/30/98 then -
                                   433 South Beverly Drive
                                   Beverly Hills, California  90212
                                   Attn:  James G. Gilbertson
                                   With a copy to: Lance W. Riley, Esq.
                                   Telephone No.: (213) 782-9000

                                   Telecopy No.: (213) 782-9001

                                   CURIOUS PICTURES CORPORATION
                                   and as the CURIOUS GROUP AGENT
                                   440 Lafayette Street, 6th Floor
                                   New York, New York  10003
                                   Attn:  James G. Gilbertson
                                   With a copy to: Lance W. Riley, Esq.
                                   Telephone No.: (212) 674-1400
                                   Telecopy No.:  (212) 674-0061

     If to Lender:                 HELLER FINANCIAL, INC.
                                   Attn:  Portfolio Manager,
                                   Heller Commercial Funding
                                   500 West Monroe Street
                                   Chicago, Illinois 60661
                                   Telephone No.: (312) 928-8750
                                   Telecopy No.: (312) 928-8761

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SUBSECTION 8.5.

     8.6  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS.
All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower and Lender set forth in SUBSECTIONS 8.2, 8.3, 8.11,
8.14 AND 8.15 (including, without limitation, Borrower's agreement to pay fees, agreement to indemnify Lender, agreement as to choice of law and jurisdiction and Borrower's and Lender's waiver of a jury trial) shall survive the payment of the Loans and the termination of this Agreement.

     8.7 INDULGENCE NOT WAIVER. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     8.8 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

     8.9 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     8.10 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     8.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to an affiliate or to another Person. Lender shall be relieved of its obligations hereunder with respect to the assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

     8.13 NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

          (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

          (B) Neither Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     8.14 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVERS PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE ACTING AGENTS AND HOLDINGS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE ACTING AGENTS AND HOLDINGS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     8.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     8.16 CONSTRUCTION. Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

     8.17 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

     8.18 CONFIDENTIALITY. Lender shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such its customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If Lender or any of its affiliates is otherwise a creditor of Borrower, Lender or such affiliate may use the information in connection with its other credits. Lender may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this SUBSECTION 8.18. In no event shall Lender be obligated or required to return any materials furnished by Borrower.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


HELLER FINANCIAL, INC.                  HARMONY HOLDINGS, INC.


By:                                     By:
Name:  Steve Narsutis                   Name:  Christopher T. Dahl
Title:   Senior Vice President          Title:  Chief Executive Officer
                                        FEIN: 95-4333330

                                   HARMONY PICTURES, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title:  Chief Executive Officer
                                   FEIN: 95-4266372


                                   THE END, INC.


                                   By:
                                   Name: Christopher T. Dahl
                                   Title:  Chief Executive Officer

                                   FEIN: 95-4433134


                                   CURIOUS PICTURES CORPORATION


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 13-3696930


                                   PURE FILM, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 95-4658917

                       Signatures continue on following pages

                                   MELODY FILMS, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 95-4266370


                                   LEXINGTON FILMS, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 95-4659774


                                   SERIAL DREAMER FILMS, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 95-4669631


                                   THE BEGINNING ENTERTAINMENT, INC.


                                   By:
                                   Name:  Christopher T. Dahl

                                   Title: Chief Executive Officer
                                   FEIN: 95-1041790


                                   THE MOMENT FILMS, INC.


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 95-4621314


                                   GIGANTIC ENTERTAINMENT, INC.


                                   By:
                                   Name: Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 41-1912935


                                   FURIOUS PICTURES CORPORATION


                                   By:
                                   Name:  Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 13-3964472


                                   DELIRIOUS PICTURES CORPORATION


                                   By:
                                   Name: Christopher T. Dahl
                                   Title: Chief Executive Officer
                                   FEIN: 13-3964473





                                  CONDITIONS RIDER

     This Conditions Rider is attached to and made a part of that certain Loan and Security Agreement dated as of July __, 1998 and entered into among Harmony Holdings, Inc., Harmony Pictures, Inc., The End, Inc., Curious Pictures Corporation, Pure Film, Inc., Melody Films, Inc., Lexington Films, Inc., Serial Dreamer Films, Inc., The Beginning Entertainment, Inc., The Moment Films, Inc., Gigantic Entertainment, Inc., Furious Pictures Corporation and Delirious Pictures Corporation and Heller Financial, Inc. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

          (A) CLOSING DELIVERIES. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time request, including, without limitation, the following:

          (1) this duly executed Agreement (including Conditions Rider, Reporting Addendum and all Schedules);

          (2) duly executed UCC-1 Financing Statements listing Borrower as debtor and Lender as secured party to be filed in all appropriate jurisdictions;

          (3) receipt of clear UCC, tax lien and pending suit and judgment searches in all requisite jurisdictions for Borrower or appropriate termination statements and/or releases for Borrower and all Subsidiaries;

          (4) evidence of Borrower's property/liability insurance, Lender's loss payable endorsements, and confirmation that there is adequate liability coverage acceptable to Lender to cover existing contingent liabilities;

          (5)  a duly executed Term Note;

          (6) a duly executed Blocked Account Agreement in New York with Marine Midland bank;

          (7) two duly executed Blocked Account Agreements in California with City National Bank;

          (8) evidence that Holdings, Harmony and Melody are corporations in good standing with the State of Delaware; Pure, Lexington, Serial Dreamer, The End, The Beginning, The Moment and Gigantic are corporations in good standing with the State of California; and that Curious, Furious and Delirious are corporations in good standing with the State of New York.

          (9) evidence that Holdings is a corporation in good standing as a foreign corporation with the States of Minnesota and California; and that Harmony is a corporation in good standing as a foreign corporation with the State of California; and that Melody and Curious are corporations in good standing as foreign corporations with the State of California;

          (10) a takeover audit including, without limitation, a review of past due Accounts, acceptable to Lender;

          (11) an opinion of Borrower's general counsel;

          (12) an opinion of Borrower's outside counsel;

          (13) a duly executed Guaranty from Children's Broadcasting
          Corporation;

          (14) a duly executed Validity Guaranty from Radio Management, LLC;

          (15) a duly executed Landlord's Waivers and Consents executed by the lessors of: (a) 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401; (b) 440 Lafayette Street, 6th Floor, New York, New York 10003; (c) 1360 Mission Street, 2nd Floor, San Francisco, California 94103; (d) 6806 Lexington Avenue, Ground Floor, Los Angeles, California 90038; and (e) 435 Hudson Street, Suite 400, New York, New York 10006 and 75 Varick Street, 16th Floor, New York, New York _______________.

          (16) evidence that all indebtedness of Holdings to Imperial Bank, existing on the closing date shall be paid in full with the proceeds of the initial Loan made hereunder and all liens associated therewith terminated and all accounts closed; and

          (17) receipt and review by Lender of the service contract between Entertainment Partners and Holdings to evaluate the relationship and tax obligations of Holdings.

          (B) SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

          (C) CLOSING DATE AVAILABILITY. After giving effect to the consummation of the transactions contemplated hereunder on the closing date and the payment by Borrower, the Acting Agents or Holdings of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the closing date shall exceed the requests for Revolving Advances on such date by at least $____________________.

          (D) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Conditions Rider and in the Loan Documents shall be true, correct and complete in all material respects on and as of each funding date of the Loans to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any disclosures made by Borrower or an Acting Agent to Lender after the closing date and approved by Lender.

          (E) FEES. On the closing date or any funding date of a Revolving Advance, the Acting Agent and/or Holdings shall have paid to Lender all fees due on or prior to such dates.

          (F) NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

          (G) PERFORMANCE OF AGREEMENTS. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that funding date of any Loan.

          (H) NO PROHIBITION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

          (I) NO LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Lender by the Acting Agents or Holdings in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

          (J)  POST-CLOSING CONDITIONS.   Borrower covenants and agrees to
satisfy the following post-closing conditions within the time periods specified:

               (1)  MONTHLY PROJECTIONS.   Within 30 days after the closing
date, Holdings will provide Lender with consolidated and consolidating monthly income statement projections for fiscal year 1999 for all Borrowers and its subsidiaries in form and substance acceptable to Lender.

               (2)  DESKTOP APPRAISAL.   Prior to any advance of funds under the
Term Loan, Holdings will provide Lender with a forced liquidation value desktop appraisal in form and substance and by an appraiser, acceptable to Lender, of all of Borrower's fixed assets.

               (3)  DISSOLUTION OF SUBSIDIARIES.   (a) Within 90 days after the
closing date or prior to funding the Term Loan, Holdings will provide Lender with evidence acceptable to Lender that Harmony Media Communications, Inc., Harmony Entertainment, Inc., and Upon a Star Entertainment Group, Inc., have been dissolved and that all assets have been transferred to one or more of the Borrowers. (b) Within 90 days after December 31, 1998, Holdings will provide Lender with evidence acceptable to Lender that Hollywood Business Solutions, Inc. has been dissolved and that all assets have been transferred to one or more of the Borrowers.

               (4)  BANK ACCOUNT CLOSING.   Within 90 days after the closing
date, Holdings will provide Lender with evidence that all accounts for all Borrowers at Bank of America have been closed. In addition, Holdings will provide Lender with evidence of the opening of an account with U.S. Bank, N.A. in Minneapolis with access by all Borrowers.

               (5)  LANDLORD WAIVER.    Within 60 days after the closing date,
Holdings or The End will provide Lender with a landlord's waiver for the California location for The End and its Subsidiaries.

               (6) GOOD STANDING. Within 60 days after the closing date, The End will provide Lender with evidence that The End is in good standing as a foreign corporation with the State of New York;

               (7) INTERCOMPANY ADVANCES SCHEDULE 6.11. Within fifteen (15) days after the closing date, Holdings will provide Lender with Schedule 6.11 dated as of July 31, 1998.
                                 REPORTING ADDENDUM

     This Reporting Addendum is attached and made a part of that certain Loan and Security Agreement, dated as of July __, 1998 and entered into among Harmony Holdings, Inc., Harmony Pictures, Inc., The End, Inc., Curious Pictures Corporation, Pure Film, Inc., Melody Films, Inc., Lexington Films, Inc., Serial Dreamer Films, Inc., The Beginning Entertainment, Inc., The Moment Films, Inc., Gigantic Entertainment, Inc., Furious Pictures Corporation and Delirious Pictures Corporation and Heller Financial, Inc. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

          (A) COLLATERAL REPORTS. Holdings, on behalf of all Borrowers, shall execute and deliver to Lender, no later than the 15th day of each month, or more frequently if requested by Lender, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable and any book overdraft. Holdings, on behalf of all Borrowers, shall deliver to Lender not less than once per week, or more frequently if requested by Lender, collection reports, sales journals and invoices. Holdings, on behalf of all Borrowers, shall also deliver to Lender at Lender's request, original delivery receipts, account debtors' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Holdings on behalf of all Borrowers as custodian for Lender. Holdings, on behalf of all Borrowers, shall execute and deliver to Lender, no later than the 15th day of each month, or more frequently if requested by Lender, a detailed report of the Obligations under the Loan allocated to each Borrower, the availability for each Borrower for borrowing purposes under the formulas set forth in Section 2.1 and the intercompany advances specifying the amount, the donor and recipient, and a report detailing the concentration status of each Borrower's Accounts.

          (B) RETURNS. Returns and allowances, if any, as between each Borrower and its account debtors, shall be permitted by Borrower on the same basis and in accordance with the usual customary practices of Borrower as they exist at the time of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any account debtor returns any inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such account debtor. Holdings shall promptly notify Lender of all returns and recoveries and of all disputes and claims.

          (C) FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Holdings agrees to deliver to Lender: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet and profit and loss statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of each Borrower on a consolidated basis for each such fiscal period, certified by independent certified public accountants acceptable to Lender. Such financial statements shall include a balance sheet and profit and loss statement and the accountants' letter to management. Together with the above, Holdings shall also deliver each Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of each Borrower and a certificate signed by the chief financial officer of Holdings to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender fairly present the financial condition of all Borrowers and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

          (D) TAX RETURNS, RECEIPTS. Holdings agrees to deliver to Lender copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service. Holdings further agrees to promptly deliver to Lender, upon request, satisfactory evidence of each Borrower's payment of all federal withholding taxes required to be paid by each Borrower.

          (E) GUARANTOR REPORTS. Holdings agrees to cause any guarantor of any of the Obligations, other than Radio Management, LLC, to deliver its annual financial statements and copies of all federal income tax returns as soon as the same are available and in any event no later than 90 days after the same are required to be filed by law.

          (F) TITLE TO EQUIPMENT. Upon Lender's request, Holdings shall immediately deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment for each Borrower.

          (G) BORROWING BASE CERTIFICATES, REGISTERS AND JOURNALS. On each Business Day upon which an Acting Agent requests a Revolving Advance, but in no event less than once during any week, an Acting Agent shall deliver to Lender for such Business Day: (1) a Borrowing Base Certificate in the form prescribed by Lender; (2) an invoice register or sales journal describing all sales of Borrower, in form and substance satisfactory to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (3) a cash receipts journal; (4) a credit memo journal; (5) an adjustment journal, setting forth all adjustments to Borrower's accounts receivable; and (6) copies of all contract awards for each new project being billed.

          (H) APPRAISALS. The Acting Agents and/or Holdings agree to deliver to Lender appraisals as

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set forth in SUBSECTION 5.2.

          (I) PROJECTIONS. As soon as available and in any event no later than 30 days prior to the end of each fiscal year of Borrower, Holdings will deliver consolidated and consolidating projections of Borrower and its Subsidiaries for the forthcoming three fiscal years, year by year and month by month.

          (J)  LITIGATION SCHEDULE.   Holdings agrees to deliver to Lender, no
later than the 1st day of each quarter, or more frequently if requested by Lender, a detailed report on the status of all items listed on Schedule 4.6, LITIGATION; ADVERSE FACTS. Said Schedule 4.6 shall be revised quarterly to address resolved and new matters, pursuant to SUBSECTION 4.6.

          (K) OTHER INFORMATION. With reasonable promptness, Borrower, the Acting Agent or Holdings will deliver such other information and data as Lender may reasonably request from time to time.

               The reports, statements and other information required by paragraphs A, C, D, E and G above shall be prepared by Holdings on behalf of all Borrowers on a consolidated and consolidating basis by Group.

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